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                                                                    EXHIBIT 5.1
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
                                            KUTAK ROCK                        ATLANTA
                                            SUITE 2900                        KANSAS CITY
                                      717 SEVENTEENTH STREET                  LITTLE ROCK
                                                                              NEW YORK
                                    DENVER, COLORADO 80202-3329               NEWPORT BEACH
                                                                              OKLAHOMA CITY
                                           303-297-2400                       OMAHA
                                      FACSIMILE 303-292-7799                  PHOENIX
                                                                              PITTSBURGH
                                     http://www.kutakrock.com                 WASHINGTON

                                         October 7, 1999



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Metropolitan Mortgage & Securities Co., Inc.
601 West 1st Avenue
Spokane, Washington  99201


Ladies and Gentlemen:

     We have acted as counsel to Metropolitan Mortgage & Securities Co., Inc. (the "Company") in connection with the filing of a registration statement on Form S-2, including a related Prospectus, under the Securities Act of 1933, as amended (the "Act"), to which this opinion is attached as an exhibit. The registration statement covers a proposed offering by the Company of up to $25,000,000 in principal amount of its 9% Notes due 2004 (the "Notes"). Such registration statement, as amended, and the Prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and other corporate documents as we deemed necessary to the performance of our services and to render this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.
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KUTAK ROCK

Metropolitan Mortgage & Securities Co., Inc.
October 7, 1999
Page 2


     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Notes as specified in the Prospectus and (iii) consideration is received for the Notes: we are of the opinion that when sold, the Notes will be legally issued, fully paid and binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                  Very truly yours,

                                  /s/ Kutak Rock

                                  Kutak Rock